EXHIBIT 32.1

Certification by the Principal Executive Officer of
Enesco Group, Inc.
Pursuant to Rule 13a-14(b) under the Exchange Act and
Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

      I, Cynthia Passmore-McLaughlin, am President and Chief Executive Officer of Enesco Group, Inc. (the “Company”).

      This certification is being furnished pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Company’s Annual Report on Form 10-K/A, for the fiscal year ended December 31, 2004 (the “Report”).

      I hereby certify that to the best of my knowledge:

(a) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78 m(a) or 78o(d)); and

(b) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 29, 2005

/s/ Cynthia Passmore-McLaughlin
Cynthia Passmore-McLaughlin
President and Chief Executive Officer